                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported)  March 30, 1999
                                                       ----------------

                         Image Guided Technologies, Inc.
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             (Exact name of registrant as specified in its charter)


       Colorado                      1-12189                84-1139082
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       (State or other             (Commission           (I.R.S. Employer
       jurisdiction                File Number)         Identification No.)
       of incorporation)


        5710-B Flatiron Parkway, Boulder, Colorado            80301
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        (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code  (303) 447-0248
                                                          ----------------


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          (Former name or former address, if changed since last report.)

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Item 2.  Acquisition or Disposition of Assets.

         On March 30, 1999, Image Guided Technologies, Inc. (the "Company"), closed the sale of certain assets of its wholly-owned subsidiary Brimfield Precision, Inc. (n/k/a Springfield Surgical Instruments, Inc., and referred to herein as "BPI") to Brimfield Precision, LLC, an affiliate of MedSource Technologies, Inc. The assets sold consisted of substantially all assets related to BPI's general surgical instruments, orthopedic implants and orthopedic instruments businesses located at Brimfield, Massachusetts. The sale price was $6,000,000 in cash plus assumption of certain trade payables and accrued liabilities, subject to adjustments for changes from the period from June 30, 1998 through closing.

Item 7.  Financial Statements and Exhibits

         (b)  Pro Forma Financial Information.

         It is impractical to provide the required pro forma financial information at the time of filing this report. The required pro forma financial information will be filed by amendment to this Form 8-K not later than May 29, 1999.

         (c)  Exhibits.

Exhibit
Number   Description of Exhibit
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
2.1      Asset Purchase Agreement among Brimfield Acquisition Corp. and Brimfield Precision, Inc. and
         Image Guided Technologies, dated as of December 18, 1998 (without exhibits).


Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Image Guided Technologies, Inc.
                                       -----------------------------------
                                       (Registrant)


April 14, 1999                         By: /s/ Paul L. Ray
(Date)                                    --------------------------------
                                          (Signature)
                                          Paul L. Ray, Chairman of the Board and
                                          Chief Executive Officer